SCHEDULE 14A INFORMATION
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]Preliminary Proxy Statement                 [ ]Confidential, for Use of the
[ ]Definitive Proxy Statement                     Commission Only (as permitted
[X]Definitive Additional Materials                by Rule 14a-6(e)(2))
[ ]Soliciting Material Under Rule 14a-12

                              CENTRAL BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment  of Filing Fee (Check the appropriate box):
[x]   No fee required.
[ ]   Fee  computed on table below per  Exchange  Act Rules  14a-6(i)(1)  and
      0-11.

      1.  Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

      2. Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

      4. Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

      5. Total fee paid:

         -----------------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials:___________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1. Amount Previously Paid:

         -----------------------------------------------------------------------

      2. Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------

      3. Filing Party:

         -----------------------------------------------------------------------

      4. Date Filed:

         -----------------------------------------------------------------------

                       [CENTRAL BANCORP, INC. LETTERHEAD]

                                 OCTOBER 1, 2002

                       THIS IS YOUR FINAL CHANCE TO VOTE!

                           VOTE THE WHITE PROXY CARD!

Dear Fellow Stockholder:

     Central's annual meeting has been extended to October 11, 2002 in order to permit the greatest number of stockholders possible to cast their vote!

     For those of you who have voted, we thank you very much. For those who have not voted, YOUR VOTE IS CRITICAL! We urge you to vote the WHITE proxy card immediately. This is your last chance to vote!

     o Institutional Shareholder Services (ISS), widely recognized as the leading independent proxy advisory firm in the United States, has recommended a vote on the WHITE proxy card for the nominees of Central Bancorp--Marat Santini, John Gilgun and Paul Bulman--in opposition to the nominees of PL Capital Group.

     o Your Board has produced outstanding financial results--a 94% first quarter earnings increase and "core income"1 growth per share of better than 15% compound annual growth rate since fiscal 1999.

     o Your Board has produced outstanding stock price performance for our stockholders--a nearly 90% return (assuming reinvestment of dividends) over the past five fiscal years, and a 29% stock price increase in just the past 12 months, handily outperforming the S & P 500 and the NASDAQ Bank Index over these periods.

YOUR BOARD OF DIRECTORS UNANIMOUSLY URGES YOU TO COMPLETE, SIGN, DATE AND RETURN MANAGEMENT'S WHITE PROXY CARD, IN ITS POSTAGE-PAID ENVELOPE, VOTING "FOR" ALL OF ITS NOMINEES.

       PLEASE DO NOT RETURN THE GREEN PROXY CARD TO THE PL CAPITAL GROUP.

                                      Sincerely,

                                      /s/ John D. Doherty

                                      John D. Doherty
                                      President and Chief Executive Officer


___________
1. For purposes of this calculation, we have used core income as defined by SNL Financial, the same source cited by PL Capital as a leading provider of financial data. SNL Financial defines core income as net income before extraordinary items less the after-tax portion of non-recurring items and the gain on sale of items except loans at an assumed tax rate of 35%.

1. The Board of Directors urges you to DISCARD the GREEN proxy card recently sent to you by the PL Capital Group. A "WITHHOLD AUTHORITY" vote on the PL Capital Group's Green proxy card is NOT a vote for the Board's nominees. To vote FOR your Company's nominees you MUST execute a WHITE proxy card.
2. If you voted on a GREEN proxy card BUT WISH TO SUPPORT YOUR COMPANY'S NOMINEES, please sign, date and mail the enclosed WHITE proxy card in the postage-paid envelope provided as soon as possible.
3. Remember--ONLY YOUR LATEST DATED PROXY WILL DETERMINE HOW YOUR SHARES ARE TO BE VOTED AT THE MEETING.
4. If any of your shares are held in the name of a bank, broker or other nominee, please contact the party responsible for your account and direct them to vote your shares for your Company's nominees on the WHITE proxy card.
5. For assistance in voting your shares, or for further information, please contact our proxy solicitor:



--------------------------------------------------------------------------------
|                         [GEORGESON SHAREHOLDER LOGO]                         |
|                                                                              |
|                                                                              |
|                         17 State Street, 10th Floor                          |
|                              New York, NY 10004                              |
|                          (866) 367-5518 (Toll Free)                          |
|                                                                              |
|                Banks and Brokerage Firms please call collect:                |
|                                (212) 440-9800                                |
--------------------------------------------------------------------------------